Exhibit 99.1

DMC  Dynamic Materials
     Corporation

FOR IMMEDIATE RELEASE                                                   CONTACT:
May 22, 2006                                                          Geoff High
                                          Pfeiffer High Investor Relations, Inc.
                                                                    303-393-7044

        DYNAMIC MATERIALS CORPORATION APPOINTS NEW CHAIRMAN AND DIRECTOR FOLLOWING RESIGNATIONS OF DIRECTORS REPRESENTING FORMER MAJORITY
                             STOCKHOLDER SNPE, INC.

BOULDER, Colo. - May 22, 2006 - Dynamic Materials Corporation ("DMC") (Nasdaq:
BOOM), a leading provider of explosion-welded clad metal plates and associated services, today announced the appointments of independent director Dean Allen as chairman of the board, and Yvon Cariou, the company's president and CEO, as director. The appointments were made following the resignation of four directors representing SNPE, Inc., the company's former majority stockholder, which completed the sale of its DMC shares last week.

Resignations were tendered by Michel Nicolas, who served as DMC's chairman since 2004; Michel Rieusset and Francois Schwartz, who served as directors since 2004; and Bernard Zeller, who joined the board in 2005.

Nicolas is replaced as Chairman by Allen, 70, who has served as an independent DMC director since 1993. He is the past president of Parsons Europe, Middle East and South Africa. Previously, he was vice president and general manager of Raytheon Engineers and Constructors, Europe.

Yvon Cariou, 60, has served as DMC's president and chief executive officer since 2000. Prior to joining the company, he provided consulting services to the oil industry. He also was president and CEO of Astrocosmos Metallurgical Inc., which designs and fabricates process equipment for the chemical and pharmaceutical industries.

Cariou said the board currently expects to appoint an additional independent director prior to the next stockholders' meeting, which will be held in September or October of this year. DMC will reduce the number of directors to five from the previous seven.

"The directors representing SNPE have provided DMC's board and management team with considerable input over the years, and we appreciate their contributions," Cariou said. "I am especially excited about working with Dean Allen, our new chairman, who has spent 13 years on our board and has a deep understanding of our business and the industries we serve. Dean will continue to provide valuable insight as we pursue a range of business development initiatives and implement our strategy for the future."

About Dynamic Materials Corporation
Based in Boulder, Colorado, Dynamic Materials Corporation is a leading international metalworking company. Its products include explosion-welded clad metal plates and other metal fabrications for use in a variety of industries, including upstream oil and gas, oil refinery, petrochemicals, hydrometallurgy, aluminum production, shipbuilding, power generation, industrial refrigeration and


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similar industries. The company operates two business segments: Explosive
Metalworking, which uses proprietary explosive processes to fuse different metals and alloys, and AMK Welding, which utilizes various technologies to weld components for use in power-generation turbines, as well as commercial and military jet engines. For more information, visit the company's website at www.dynamicmaterials.com.

Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties including, but not limited to, the following: our ability to obtain new contracts at attractive prices; the size and timing of customer orders and shipment; fluctuations in customer demand; changes to customer orders; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timely receipt of government approvals and permits; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the company's SEC reports, including the report on Form 10-K for the year ended December 31, 2005.

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